Exhibit 10.35.1

     Amendment No. 1 to Supplemental Executive Retirement Plan For Officers of Northeast Utilities System Companies

Section V(a) of the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies is hereby amended, effective as of August 1, 1993, to read in its entirety as follows:

       "(a) equals a lifetime benefit in an annual amount equal to 60 percent of the Participant's Final Average Compensation multiplied by the ratio of the Participant's Credited Service at the date his or her Credited Service ends to twenty-five years (such ratio not to exceed one), which benefit shall be reduced, if payment of the Target Benefit shall commence prior to the Participant's attainment of age 65, in accordance with the factors set forth in the Retirement Plan applicable to retirement benefits of employees retiring on an early retirement date, Credit Service and age to be determined for purpose of this subsection (a) after taken into account any additions to age and/or Credited Service pursuant to any retirement incentive program."